                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Form S-3 No. 33-46056) and in the related prospectus' and in the registration statements (Form S-8 Nos. 33-18932, 33-29291, 33-35091, 33-37696, 33-37697,
33-37698, 33-55596, and 33-73040) pertaining to the stock purchase plans of Candela Corporation of our report dated August 11, 2000 with respect to the consolidated financial statements and schedule of Candela Corporation included in the Annual Report (Form 10-K) for the year ended July 1, 2000.


     /s/ Ernst & Young LLP


Boston, Massachusetts
September 26, 2000